Exhibit 99.2

ROSABLANCA BLOCK SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) is made by and between the following entities on the date set forth below:

(1)	Lewis Energy Colombia, Inc., the Colombian branch of a Cayman Island company (hereinafter “LEC”),

(2)	Osage Exploration and Development, Inc. Sucursal Colombia a branch of a Delaware corporation (hereinafter collectively “Osage”)

(3)	Gold Oil PLC Sucursal Colombia a Colombian branch of an England company (hereinafter “Gold Oil”) and,

(4)	Empresa Petrolera de Servicios y Asesorías S.A. – Empesa, a corporation registered under the laws Colombia (hereinafter “Empesa”.)

WHEREAS Gold Oil and the Colombian Agencia Nacional de Hidrocarburos (hereinafter the “ANH”), entered in certain “Contrato de Exploración y Producción de Hidrocarburos – Sector Rosablanca” for the exploration and production of hydrocarbons, dated July 3, 2007 (hereinafter the “Rosablanca License”);

WHEREAS the Phase 1 of the Exploration Program of the Rosablanca License consisted among others in the drilling of an exploration well (hereinafter the “Rosablaca – 1 well”) and such well was timely drilled by LEC acting as contractor, and the final reports of such activity have been recently delivered to the ANH completing the commitment of the referred phase.

WHEREAS the current private interests of the Parties under the Rosabanca Joint Operating Agreement signed on September 19th, 2006 and further amended by the Parties (hereinafter the “Operating Agreement”) and as ratified in the Agreement dated March, 3 2009, executed by LEC, Osage and Gold Oil (“Agreement”) are as follows:

LEC:                      25%
OSAGE:                25%
GOLD OIL:           40%
EMPESA:             10%

WHEREAS pursuant to the Agreement, on February 25, 2009 LEC undertook direct management and private operatorship of the Rosablanca – 1 well and of all petroleum operations covered by the Operating Agreement.

WHEREAS the Phase 2 Exploration Program of the Rosablanca License consists of the acquisition, processing and interpretation of 60 kilometers of 2D seismic to be completed before December 22, 2009.

WHEREAS Gold Oil established an escrow account under addendum No. 1 to the “Contrato de Fiducia Mercantil” dated January 28th, 2009, in an amount in of $1.936.116.200 Colombian Pesos (hereinafter the “Trust”) for securing funds towards the execution of the Phase 2 Exploration Program of the Rosablanca License, all as required by the ANH, and such Trust was created with contributions by LEC, Osage, Gold Oil and Empesa, in accordance their private participating interests as per the Operating Agreement.

WHEREAS Gold Oil established a letter of credit with Banco de Crédito - Helm Financial Services in favor of the ANH, dated December 22, 2008, in an amount in of USD$100,000 (hereinafter the “Letter of Credit”) as security as required under Phase 2 Exploration Program of the Rosablanca License, and the counter-guarantee for the expedition of such Letter of Credit was provided by means of a Certificate of Deposit constituted by Gold Oil and pledged to the referred bank, with funds provided to Gold Oil by LEC, Osage, Gold Oil and Empesa in a total amount of $239.124.600 Colombian Pesos.

WHEREAS LEC and Osage want to transfer to their private participating interests in the Rosablanca Block and to all rights, expectations, obligations and liabilities under the Rosablanca Operating Agreement (hereinafter the “LEC and Osage Interests”) to Gold Oil.

WHEREAS the Parties acknowledges the transfer of the LEC and Osage Interests at this stage of the License will result in damages (“daño emergente”) to Gold Oil, and LEC and Osage agree to reimburse Gold Oil for  such damages.

NOW THEREFORE, PREMISES CONSIDERED, Osage, LEC, Gold Oil, and Empesa agree to the following terms and conditions for the referred withdrawal and transference of the LEC and Osage Interests to Gold Oil:

ARTICLE 1
DEFINITIONS

1.1           Special Definitions: In addition to the various definitions set out throughout this Settlement Agreement the Parties agree to the following defined terms for the interpretation of this Settlement Agreement:

(a)	“Effective Date” means the date of execution of this Settlement Agreement by all the Parties.

(b)	“LEC and Osage Funds” means the funds already provided by LEC and Osage to the Trust and to Gold Oil as follows:

(i)	$484.029.050 Colombian Pesos transferred by LEC to the Trust on 2009
(ii)	$484.029.050 Colombian Pesos transferred by Osage to the Trust on 2009
(ii)	$119.562.300 Colombian Pesos of Osage transferred to Gold Oil on 2009 towards 50% of the counter-guarantee of the Letter of Credit.

(c)	“Operator” is as the Effective Date Gold Oil.

(d)	“Parties” or “Parties” means LEC, Osage, Gold Oil and Empesa, collectively.

ARTICLE 2
CONDITIONS FOR THE WITHDARWAL

2.1           Withdrawal of the LEC and Osage Interests and transference in favor of Gold Oil:

As  of the Effective Date, LEC and Osage irrevocably withdraws and transfers to Gold Oil the LEC and Osage Interests. Further LEC hereby surrenders its role of direct management and private operatorship under the Operating Agreement. Gold Oil hereby agrees to assume said role of direct management and private operatorship under the Operating Agreement. LEC, Osage and Empesa agree to cooperate in the transfer of the direct management and private operatorship to Gold Oil.

Also, in accordance to the foregoing, as of the Effective Date, LEC and Osage irrevocably withdraw from and waive any and all of its all rights, expectations, obligations, property and liabilities under the Operating Agreement and under the Rosablanca License.

2.2           Pending Accounts:  For the Consideration established provided for and paid in accordance with the terms set forth herein in favor of Gold Oil, the Parties irrevocably declare and accept that of and from the Effective Date there shall be not pending debts or liabilities among them. Without prejudice to the foregoing, Osage acknowledges that it will be directly responsible towards any third party providers for any and all cost, expenditure and contingency currently unknown by the Parties and arising from the execution and Phase 1 Exploration Program.

2.3           Transfer of LEC and Osage Funds: In consideration of the acceptance of LEC and Osage´s withdrawal and transferof the LEC and Osage Interests to Gold Oil, Gold Oil will retain and keep all the LEC and Osage Funds as settlement of any and all claims Gold Oil may have against LEC and Osage as reimbursement  in full to Gold Oil for any and all  damages (“daño emergente”) arising from such withdrawal at this stage of the Rosablanca License.

2.4           Distribution of Interests after the Effective Date: Upon the Effective Date, all the rights, and interests under the Operating Agreement and under the Rosablanca License (in the case of Empesa subject to approval by ANH) and in all oil and gas produced pursuant thereto shall be distributed as follows, and shall assume and discharge all of the liabilities and obligations set forth in the Rosablanca License according to the following Interests:

PARTY	INTEREST
Gold Oil	90%
Empesa	10%
TOTAL	100%

As from the Effective Date Gold Oil and Empesa shall be the only parties to the Operating Agreement, each representing their respective Participating Interests as showed above.

2.5           Disclaimer and termination of Agreements:

Except for what is otherwise established in this Settlement Agreement, of and from the Effective Date, Gold Oil and Empesa hereby release and hold harmless LEC and Osage (including its officers, employees and contractors), and LEC and Osage hereby release and hold harmless Gold Oil and Empesa (including its officers, employees and contractors) of any and all liability whatsoever arising of the execution, completion and termination of the following agreements:

(i)	The Carried Interest Agreement for the Rosablanca Block dated June 21st, 2007 entered between Gold Oil and Osage. (The Carried Interest Agreement shall be deemed terminated as from the Effective Date)
(ii)	The Special Mandate Agreement dated July 21st, 2007 entered between Gold Oil and Osage.
(iii)	The Contract for the construction of the Rosablanca – 1 well by the delegated management system with Empesa of 2007 entered between Gold Oil and Empesa.
(iv)	The Operating Agreement (as defined herein).

(v)	The Drilling Rig Contract dated November 14, 2008 for the drilling and completion of the Rosablanca – 1 Well, entered between LEC and Empesa.
(vi)
The Agreement for the assignment of interests and operatorship of the Rosablanca Block to LEC, entered between Osage, LEC and Gold Oil. (The Agreement shall be deemed terminated as form the Effective Date). and

(vii)	All other written and oral agreements by and between some or all of the Parties regarding the Rosablanca License.

Except for what is otherwise established herein, the Parties agree that the payment of the LEC and Osage Funds  provided for under Article 2.3 shall constitute the only and final reimbursement for any and all damages and  constitutes a settlement of all existing and possible claims, disputes and differences, whether known or unknown, between the Parties regarding LEC and Osage´s withdrawal  and therefore, all the Parties herein relinquish the right to claim and begin legal action against each other and to pursue any other damages regarding the subject matter and under any of the agreements indentified in this Article 2.5. In this regard, this Settlement Agreement shall have all the effects and consequences of a “contrato de transacción” as defined in the Civil Code of Colombia.

ARTICLE 3
ROSABLANCA LICENSE OPERATIONS

3.1          Operatorship Transition: On the Effective Date, Gold Oil will assume all liabilities for operations under the Operating Agreement, and shall take direct control and responsibility for operations and assets located in the Rosablanca – 1 well location. Contemporaneously with the execution of this Settlement Agreement, Osage, and LEC agrees to provide Gold Oil with  a list of all facilities, personnel and contractors available in the Rosablanca – 1 well location, including copy of any permit, servitude, right of way, and any document related to the Rosablanca License in power of LEC.

All the Parties agree to cooperate with each other to provide Gold Oil with all the legal and technical documentation that may be reasonable required by Gold Oil to assume Operatorship under the Operating Agreement.

3.2           Further exploration phases of the Rosablanca License: Upon fulfillment of Phase 2 Exploration Program, Gold Oil and Empesa shall have the right to decide whether they relinquish the Rosablanca License or enter in Phase 3 Exploration Program of the Rosablanca License, which consists in drilling an exploration well in the block.

ARTICLE 4
REPRESENTATIONS AND WARANTIES

All the Parties represent and warrant to each other the following on the Effective Date:

(a)           Each Party has all requisite power and authority to execute, deliver, and perform this Settlement Agreement in connection with the transactions contemplated hereby and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Settlement Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action of the Parties;
(b)           This Settlement Agreement has been duly executed and delivered by the Parties and constitutes a valid and legally binding obligation of the Parties, enforceable against them in accordance with their respective terms;

(c)           Neither the execution, delivery, and performance by the Parties of this Settlement Agreement  nor the consummation by it of the transactions contemplated hereby do and will (a) conflict with or result in a violation of any provision of the charter, bylaws or other governing instruments of any of the Parties, (b)  violate any Applicable Laws binding the Parties;
(d)           The Rosablanca License is in full force and effect and it has no knowledge of any breach or non-compliance of any party to the Rosablanca License as to the Effective Date;
(e)           There are no proceedings pending threatened against or affecting any of the Parties or the Rosablanca License (including any actions challenging or pertaining to any of the Parties interest in to the Rosablanca License), or affecting the execution and delivery of this Settlement Agreement by the Parties or the consummation of the transactions contemplated hereby by the Parties; and
(f)           There are no known debts or liabilities associated with the Rosablanca License.

ARTICLE 5
MISCELLANEOUS TERMS

5.1           Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Settlement Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Parties prior to making the disclosure).

5.2           No Third-Party Beneficiaries. This Settlement Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

5.3           Entire Agreement. This Settlement Agreement among the Parties constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter of this Settlement Agreement.

5.4           Succession and Assignment. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties named in this Settlement Agreement and their respective successors and permitted assigns. No Party may assign either this Settlement Agreement or any of its rights, interests, or obligations under this Settlement Agreement without the prior written approval of the remaining Parties. A reference to a Party to this Settlement Agreement or another agreement or document includes the Party’s successors and assigns.

5.5           Counterparts. This Settlement Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

5.6           Headings. The section headings contained in this Settlement Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Settlement Agreement.

5.7           Notices. All notices, requests, demands, claims, and other communications under this Settlement Agreement shall be in writing. Any notice, request, demand, claim, or other communication under this Settlement Agreement shall be deemed duly given if (and then two (2) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to LEC:
Lewis Energy Colombia, Inc.
10101 Reunion Place, Suite 1000
San Antonio, Texas 78216
Attn: Rodney R. Lewis
Email: rod@lewisenergy.com

With copies to:
Al Holcomb
10101 Reunion Place, Suite 970
San Antonio, Texas 78216
Email: al@agholcomb.net

Anthony Trevino, Jr.
Trevino, Valls & Haynes, LLP
PO Box 450989
Laredo, Texas 78045
Email: tonytrevino@tvhlawfirm.com

If to Osage:
Osage Exploration and Development, Inc.
Osage Exploration and Development, Inc. Surcusal Colombia
2445 Fifth Ave., Suite 310
San Diego, CA 92101
Attn: Kim Bradford
Email: kbradford@osageexploration.com

If to Gold Oil:	Gold Oil PLC Sucursal Colombia
Calle 109 No. 19-36 Of. 502
Bogota, D.C. - Colombia
Attn: Mr. Thomas Tidow / Dominic Dacosta / Carlos Gaviria
Email: ttidow@goldoilplc.com / ddacosta@bydlegal.com

If to Empesa:	Empresa petrolera de Servicios y Asesorías S.A.
Carrera 7 No. 37 – 25 Of. 201
Bogota, D.C. - Colombia
Attn: Mr. Oscar Araujo
Email: gerencia@empesa.com

Any Party may send any notice, request, demand, claim, or other communication under this Settlement Agreement to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications under this Settlement Agreement are to be delivered by giving the other Parties notice in the manner set forth in this Settlement Agreement.

5.8           Governing Law: This Settlement Agreement shall in all respects be subject to and be interpreted and construed in accordance with the laws of the Republic of Colombia.

5.9           Severability. Any term or provision of this Settlement Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Settlement Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

5.10           Expenses. The Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Settlement Agreement and the transactions contemplated by this Settlement Agreement. All transfer, documentary, sales, use, registration and other such taxes, and all conveyance fees, recording charges and other similar fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Settlement Agreement shall be paid by Party incurring same. The value of the Stamp Tax applicable to the transaction contemplated herein shall be assumed exclusively by LEC and Osage in equal shares.

5.11           Construction. The Parties have participated jointly in the negotiation and drafting of this Settlement Agreement. In the event an ambiguity or question of intent or interpretation arises, this Settlement Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Settlement Agreement. All references in this Settlement Agreement to articles, sections or subdivisions thereof shall refer to the corresponding article or paragraph thereof of this Settlement Agreement unless specific reference is made to such articles, or paragraphs of another document or instrument. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

5.12           No Brokers Fees:    Each Party acknowledges and confirms that it has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Settlement Agreement.

ARTICLE 6
DISPUTE RESOLUTION

6.1           Disputes between the Parties:   Any dispute, controversy or claim arising out of or relating to this Settlement Agreement (a “Dispute”) among the Parties, shall be resolved by an Arbitration Tribunal designated by the Chamber of Commerce of Bogotá, through the drawing of names registered on the lists of the Center for Arbitration and Conciliation of said Chamber. The Tribunal thus constituted shall be subject to the following rules: a) The Tribunal shall be composed of three (3) arbitrators; b) the internal organization of the Tribunal shall be subject to the rules provided for this purposes by the Center of Arbitration and Conciliation of the Chamber of Commerce of Bogotá; c) The Tribunal shall decide in accordance with the law and its decision shall be considered final; and d) The Tribunal shall function in Bogotá in the Center for Arbitration and Conciliation of the Chamber of Commerce of Bogotá.  The Parties expressly waive the right to file judicial claim in the event of breach of this Settlement Agreement.

ARTICLE 7
SURVIVAL OF REPRESENTATIONS

7.1           Survival of Parties Representations:   The Parties agree that the representations of each of the Parties set forth herein shall survive the Effective Date.

7.2           Conflict: The Parties agree that any conflict between this Settlement Agreement and any other agreement executed by between the Parties before the Effective Date related to the Rosablanca License, shall be governed and controlled by this Settlement Agreement.  Notwithstanding, however, the letter agreement dated April 20, 2009 between Osage and EMPESA shall prevail for any conflicts between Osage and EMPESA.

AGREED AND EFFECTIVE AS OF THE EFFECTIVE DATE:

OSAGE:	GOLD OIL:
Osage Exploration and Development, Inc.	Gold Oil PLC Sucursal Colombia
Sucursal Colombia

By: _____________________________	By: ______________________________
Name: ___________________________	Name: ____________________________
Title: ____________________________	Title: _____________________________
Date: ____________________________	Date: _____________________________

LEC:	EMPESA
Lewis Energy Colombia, Inc.	Empresa de Servicios y Asesorías S.A.

By: ______________________________	By: ______________________________
Name: ____________________________	Name: ____________________________
Title: _____________________________	Title: _____________________________
Date: _____________________________	Date: _____________________________